UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 13, 2015

ICON Income Fund Ten Liquidating Trust
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-50654	46-7186984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

      On or about February 16, 2015, ICON Capital, LLC, the managing trustee of the Registrant (the “Managing Trustee”), will notify the registered representatives of the beneficial owners of the Registrant that the Registrant will complete the distribution of all remaining assets on March 1, 2015, subject to the creation of a small reserve to cover certain expenses and obligations that may arise, and the Registrant will be terminated at the time of such distribution. The Managing Trustee will notify the beneficial owners of the Registrant of the distributions and termination via letter. A copy of the notice to the registered representatives of the beneficial owners of the Registrant, which includes the letter to the beneficial owners of the Registrant, is attached hereto as Exhibit 99.1.

Item 8.01          Other Events

A final liquidating distribution of the assets of the Registrant will be made on March 1, 2015 to the beneficial owners of the Registrant. This distribution will complete the distribution of all remaining assets of the Registrant, subject to the creation of a small reserve for the payment of all expenses or obligations that may arise. Accordingly, the Registrant will be terminated and its reporting obligations to the U.S. Securities and Exchange Commission will cease at the time of such distribution. Once it has been determined that all expenses and obligations of the Registrant have been satisfied, any remaining reserves will be distributed to the beneficial owners of the Registrant.

Item 9.01    Financial Statements and Exhibits

(d) The following exhibit is furnished herewith:

99.1    Notice to the registered representatives of the beneficial owners of the Registrant, which includes a draft letter to the beneficial owners of the Registrant, dated February 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND TEN LIQUIDATING TRUST
By: ICON CAPITAL, LLC, its Managing Trustee

Dated: February 13, 2015	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer